UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2018

CORPORATE CAPITAL TRUST II

(Exact name of registrant as specified in its charter)

Delaware	814-01108	47-1595504
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Determination of Net Asset Value per Share for the month ended December 31, 2017

On January 17, 2018, the Company’s board of trustees (“Board”) determined the net asset value of the Company’s shares as of December 31, 2017 to be $9.20 per share. The Board determined the value of the Company’s assets in a manner consistent with the Company’s valuation policy, as described in its Prospectus, as amended and supplemented. The Company’s net asset value per share was calculated by dividing the value of total assets minus liabilities by the total number of common shares outstanding on December 31, 2017.

Suspension of Continuous Public Offering

As previously announced, the Company suspended its continuous public offering of its common shares of beneficial interest on January 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2018		CORPORATE CAPITAL TRUST II a Delaware statutory trust

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer, Chief Financial Officer and Chief Operator Officer